UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2008

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operation and Financial Condition

See Item 7.01 Regulation FD Disclosure, below.

ITEM 7.01	Regulation FD Disclosure

On October 28, 2008, Align Technology, Inc. (the “Company”) issued an earnings release announcing its financial results for the third quarter ended September 30, 2008 and held a conference call to discuss such financial results. In the conference call, the Company referenced cash generated from operations for the three month periods ended September 30, 2008, June 30, 2008 and September 30, 2007. The actual results reported on the call did not reflect these three month periods, but rather reflected results for the nine months ended September 30, 2008 ($31.0 million), the six months ended June 30, 2008 ($13.6 million) and the nine months ended September 30, 2007 ($35.8 million). Cash generated from operations for the three months ended September 30, 2008, June 30, 2008 and September 30, 2007 was $17.4 million, $10.0 million and $22.1 million, respectively.

The filing of this Form 8-K and the furnishing of the foregoing information pursuant to Item 2.02 and 7.01 do not mean that such information is material or that disclosure of such information is required. The information provided in this Form 8-K shall be deemed to update and correct any oral or written disclosures made by the Company contemporaneously with or subsequent to the conference call that relates to the information corrected herein.

The foregoing information is being furnished under Item 2.02 and Item 7.01. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2008	ALIGN TECHNOLOGY, INC.
	By:	/s/Kenneth B. Arola
Kenneth B. Arola
Vice President, Finance and Chief Financial Officer